Exhibit 99.1

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

•	Fourth quarter 2009 net revenue of $218.8 million, as compared to $161.4 million in the comparable prior year quarter, 36% year-over-year growth

•	Fourth quarter 2009 non-GAAP net income of $11.8 million, as compared to net loss of $2.5 million in the comparable prior year quarter

•	Fourth quarter 2009 non-GAAP diluted earnings per share of $0.34, as compared to diluted loss per share of $0.07 in the comparable prior year quarter

•	2009 net revenue was $686.6 million, as compared to $743.3 million in 2008, 8% year-over-year decline

•	2009 non-GAAP net income of $23.7 million, as compared to $33.0 million in 2008

•	2009 non-GAAP diluted earnings per share of $0.68, as compared to $0.93 in 2008

•	Company expects first quarter 2010 net revenue to be in the range of $195 million to $205 million, with non-GAAP operating margin in the range of 10% to 11%

SAN JOSE, California – February 9, 2010 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically innovative, branded networking products, today reported financial results for the fourth quarter and fiscal year ended December 31, 2009.

Net revenue for the fourth quarter ended December 31, 2009 was $218.8 million, as compared to $161.4 million for the fourth quarter ended December 31, 2008, and as compared to $171.1 million in the third quarter ended September 27, 2009. Net income, computed in accordance with GAAP, for the fourth quarter of 2009 was $7.9 million, or $0.22 per diluted share. This compared to GAAP net loss of $7.3 million, or $0.21 per diluted share, for the fourth quarter of 2008, and to GAAP net income of $8.5 million, or $0.24 per diluted share, in the third quarter of 2009.

Gross margin on a non-GAAP basis in the fourth quarter of 2009 was 31.1%, as compared to 31.2% in the year ago comparable quarter, and 33.5% in the third quarter of 2009. Non-GAAP operating margin was 11.2% in the fourth quarter of 2009, as compared to 5.6% in the fourth quarter of 2008, and 10.6% in the third quarter of 2009. Non-GAAP net income was $0.34 per diluted share in the fourth quarter of 2009, as compared to non-GAAP net loss of $0.07 per diluted share in the fourth quarter of 2008, and non-GAAP net income of $0.31 per diluted share in the third quarter of 2009.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for in-process research and development and technology license arrangements, amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Net revenue for the full year 2009 was $686.6 million, an 8% decrease as compared to $743.3 million for 2008. Net income, computed in accordance with GAAP, for 2009 was $9.3 million or $0.27 per diluted share. This net income was a 49% decrease compared to net income of $18.1 million for 2008. Earnings per share, computed in accordance with GAAP, was $0.51 per diluted share for the full year 2008.

Non-GAAP net income for the full year 2009 was $23.7 million, a 28% decrease compared to non-GAAP net income of $33.0 million for 2008. Non-GAAP net income was $0.68 per diluted share for 2009, as compared to $0.93 per diluted share for 2008, a 27% decrease.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “We exceeded expectations and recorded net revenue of $218.8 million in the fourth quarter 2009, a new record for net revenue during any quarter since NETGEAR’s inception. Revenue upside was driven by better than planned market share gain in the U.S.,

European market year-over-year growth and higher than expected revenue contribution from new products. During the fourth quarter, we also were selected to fulfill a one-time $18 million order by a service provider customer. Our net revenue from service providers was approximately 28% of total net revenue in the fourth quarter 2009, as compared to 25% in the third quarter of 2009, and 18% in the fourth quarter of 2008. We are extremely pleased with our fourth quarter 2009 business performance.

On the innovation side, we introduced 23 new products during the fourth quarter 2009. Notable new products include a set of next generation HD AV grade Powerline network adapters, the 24 TB Rackmount ReadyNAS® networked storage for growing businesses, and yet another new line of DOCSIS 3.0 cable data WiFi gateways. Additionally, we jointly introduced the NETGEAR exclusive Push2TV™ adapter with Intel®, enabling PC viewing of any Internet multimedia content onto an HDTV wirelessly. In January, at the Consumer Electronics Show in Las Vegas, NETGEAR was the recipient of two Innovation Honoree awards for our home media server, the NETGEAR Stora™, and our 3G/4G modem router.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the fourth quarter of 2009 with $247.1 million in cash, cash equivalents and short-term investments, compared to $203.0 million at the end of the fourth quarter of 2008, and $234.5 million at the end of the third quarter of 2009. Our net inventory ended at $90.6 million, compared to $112.2 million at the end of the fourth quarter of 2008, and $73.9 million at the end of the third quarter of 2009.”

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended						Year ended
	December 31, 2009		December 31, 2008		September 27, 2009		December 31, 2009		December 31, 2008
North America	$104,327	48%	$68,845	43%	$75,408	44%	$314,392	46%	$297,641	40%
Europe, Middle-East and Africa	$91,177	42%	$76,685	47%	72,590	42%	$292,182	42%	354,058	48%
Asia Pacific	$23,328	10%	$15,829	10%	23,073	14%	$80,021	12%	91,645	12%

	$218,832	100%	$161,359	100%	$171,071	100%	$686,595	100%	$743,344	100%

Looking forward, Mr. Lo added, “We continue to benefit from our unwavering commitment to research and development during the recession, resulting in unprecedented new product introductions in the last 2 quarters with more to come. We entered 2010 with a strong new product lineup and we remain focused on continuously driving growth through new products, leading to gains in our market share globally. In the first quarter of 2010, we intend to roll out another 18-20 new products. Specifically, for the first quarter 2010, we expect net revenue in the range of approximately $195 million to $205 million, with non-GAAP operating margin to be in the range of 10% to 11%.”

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year 2009 results and discuss management’s expectations for the first quarter of 2010 today, Tuesday, February 9, 2010 at 5 p.m. EST (2 p.m. PST). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EST (9 p.m. PST) on Tuesday, February 16, 2010 by telephone at (201) 612-7415 and via the web at www.netgear.com. The account number to access the phone replay is 3055 and the conference ID number is 342694.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 28,000 retail locations around the globe, and via more than 39,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000. Follow NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/netgear.

© 2010 NETGEAR, Inc. NETGEAR, the NETGEAR logo, ReadyNAS, NETGEAR Stora and Push2TV are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Intel is a trademark of Intel Corporation in the United States and other countries. Wi-Fi is a trademark of the Wi-Fi Alliance. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, and our ability to increase market share for the Company’s products globally. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 36 through 50, in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2009, filed with the Securities and Exchange Commission on November 6, 2009. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$172,202	$192,839
Short-term investments	74,898	10,170
Accounts receivable, net	162,853	138,275
Inventories	90,590	112,240
Deferred income taxes	13,347	13,129
Prepaid expenses and other current assets	20,835	22,695

Total current assets	534,725	489,348
Property and equipment, net	16,891	20,292
Intangibles, net	8,298	13,311
Goodwill	64,908	61,400
Other non-current assets	8,299	1,858

Total assets	$633,121	$586,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,081	$60,073
Accrued employee compensation	11,040	7,177
Other accrued liabilities	87,894	87,747
Deferred revenue	22,106	21,508
Income taxes payable	5,488	—

Total current liabilities	195,609	176,505
Non-current income taxes payable	17,479	12,357
Other non-current liabilities	5,880	6,389

Total liabilities	218,968	195,251
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	280,256	266,070
Cumulative other comprehensive income	24	67
Retained earnings	133,838	124,787

Total stockholders’ equity	414,153	390,958

Total liabilities and stockholders’ equity	$633,121	$586,209

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Year ended
	December 31, 2009	September 27, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net revenue	$218,832	$171,071	$161,359	$686,595	$743,344
Cost of revenue	152,368	115,326	112,900	480,195	502,320

Gross profit	66,464	55,745	48,459	206,400	241,024

Operating expenses:
Research and development	7,854	7,353	8,184	30,056	33,773
Sales and marketing	30,086	25,710	27,247	106,162	121,687
General and administrative	8,133	8,502	8,495	32,727	31,733
Restructuring	11	104	965	809	1,929
In-process research and development and technology license arrangements	2,500	—	1,800	2,500	1,800
Litigation reserves, net	20	(480)	575	2,080	711

Total operating expenses	48,604	41,189	47,266	174,334	191,633

Income from operations	17,860	14,556	1,193	32,066	49,391
Interest income	81	66	808	629	4,336
Other expense, net	(466)	(266)	(6,560)	(128)	(8,384)

Income (loss) before income taxes	17,475	14,356	(4,559)	32,567	45,343
Provision for income taxes	9,622	5,826	2,784	23,234	27,293

Net income (loss)	$7,853	$8,530	$(7,343)	$9,333	$18,050

Net income (loss) per share:
Basic	$0.23	$0.25	$(0.21)	$0.27	$0.51

Diluted	$0.22	$0.24	$(0.21)	$0.27	$0.51

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,657	34,523	34,780	34,485	35,212

Diluted	35,271	34,948	34,780	34,848	35,619

Stock-based compensation expense was allocated as follows:
Cost of revenue	$240	$239	$207	$959	$864
Research and development	468	473	719	$1,973	3,218
Sales and marketing	1,050	1,015	842	$4,147	3,406
General and administrative	973	954	885	$3,945	3,835

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding in-process research and development and technology license arrangements, amortization of purchased intangibles, impairment of long-lived assets, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Year ended
	December 31, 2009	September 27, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net revenue	$218,832	$171,071	$161,359	$686,595	$743,344
Cost of revenue	150,875	113,834	110,978	474,223	496,199

Gross profit	67,957	57,237	50,381	212,372	247,145

Operating expenses:
Research and development	7,273	6,880	7,365	27,970	29,768
Sales and marketing	29,036	24,695	26,405	102,015	118,281
General and administrative	7,160	7,548	7,610	28,782	27,898

Total operating expenses	43,469	39,123	41,380	158,767	175,947

Income from operations	24,488	18,114	9,001	53,605	71,198
Interest income	81	66	808	629	4,336
Other expense, net	(466)	(266)	(6,560)	(128)	(8,384)

Income before income taxes	24,103	17,914	3,249	54,106	67,150
Provision for income taxes	12,281	6,946	5,756	30,423	34,138

Net income (loss)	$11,822	$10,968	$(2,507)	$23,683	$33,012

Net income (loss) per share:
Basic	$0.34	$0.32	$(0.07)	$0.69	$0.94

Diluted	$0.34	$0.31	$(0.07)	$0.68	$0.93

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,657	34,523	34,780	34,485	35,212

Diluted	35,271	34,948	34,780	34,848	35,619

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Year ended
	December 31, 2009	September 27, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP gross profit	$66,464	$55,745	$48,459	$206,400	$241,024
Amortization of intangible assets	1,253	1,253	1,108	5,013	4,650
Stock-based compensation expense	240	239	207	959	864
Impairment of long-lived assets	—	—	607	—	607

Non-GAAP gross profit	$67,957	$57,237	$50,381	$212,372	$247,145

Non-GAAP gross margin	31.1%	33.5%	31.2%	30.9%	33.2%

GAAP research and development	$7,854	$7,353	$8,184	$30,056	$33,773
Stock-based compensation expense	(468)	(473)	(719)	(1,973)	(3,218)
Acquisition related compensation	(113)	—	(100)	(113)	(787)

Non-GAAP research and development	$7,273	$6,880	$7,365	$27,970	$29,768

GAAP sales and marketing	$30,086	$25,710	$27,247	$106,162	$121,687
Stock-based compensation expense	(1,050)	(1,015)	(842)	(4,147)	(3,406)

Non-GAAP sales and marketing	$29,036	$24,695	$26,405	$102,015	$118,281

GAAP general and administrative	$8,133	$8,502	$8,495	$32,727	$31,733
Stock-based compensation expense	(973)	(954)	(885)	(3,945)	(3,835)

Non-GAAP general and administrative	$7,160	$7,548	$7,610	$28,782	$27,898

GAAP total operating expenses	$48,604	$41,189	$47,266	$174,334	$191,633
Stock-based compensation expense	(2,491)	(2,442)	(2,446)	(10,065)	(10,459)
Restructuring	(11)	(104)	(965)	(809)	(1,929)
In-process research and development and technology license arrangements	(2,500)	—	(1,800)	(2,500)	(1,800)
Acquisition related compensation	(113)	—	(100)	(113)	(787)
Litigation reserves	(20)	480	(575)	(2,080)	(711)

Non-GAAP total operating expenses	$43,469	$39,123	$41,380	$158,767	$175,947

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Year ended
	December 31, 2009	September 27, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP operating income	$17,860	$14,556	$1,193	$32,066	$49,391
Amortization of intangible assets	1,253	1,253	1,108	5,013	4,650
Stock-based compensation expense	2,731	2,681	2,653	11,024	11,323
Impairment of long-lived assets	—	—	607	—	607
Restructuring	11	104	965	809	1,929
In-process research and development and technology license arrangements	2,500	—	1,800	2,500	1,800
Acquisition related compensation	113	—	100	113	787
Litigation reserves	20	(480)	575	2,080	711

Non-GAAP operating income	$24,488	$18,114	$9,001	$53,605	$71,198

Non-GAAP operating margin	11.2%	10.6%	5.6%	7.8%	9.6%

GAAP net income (loss)	$7,853	$8,530	$(7,343)	$9,333	$18,050
Amortization of intangible assets	1,253	1,253	1,108	5,013	4,650
Stock-based compensation expense	2,731	2,681	2,653	11,024	11,323
Impairment of long-lived assets	—	—	607	—	607
Restructuring	11	104	965	809	1,929
In-process research and development and technology license arrangements	2,500	—	1,800	2,500	1,800
Acquisition related compensation	113	—	100	113	787
Litigation reserves	20	(480)	575	2,080	711
Tax effect	(2,659)	(1,120)	(2,972)	(7,189)	(6,845)

Non-GAAP net income (loss)	$11,822	$10,968	$(2,507)	$23,683	$33,012

NET INCOME (LOSS) PER DILUTED SHARE:

	Three months ended			Year ended
	December 31, 2009	September 27, 2009	December 31, 2008	December 31, 2009	December 31, 2008
GAAP net income (loss) per diluted share	$0.22	$0.24	$(0.21)	$0.27	$0.51
Amortization of intangible assets	0.04	0.04	0.03	0.14	0.13
Stock-based compensation expense	0.08	0.08	0.08	0.32	0.32
Impairment of long-lived assets	—	—	0.02	—	0.02
Restructuring	0.00	0.00	0.03	0.02	0.05
In-process research and development and technology license arrangements	0.07	—	0.05	0.07	0.05
Acquisition related compensation	0.00	—	0.00	0.00	0.02
Litigation reserves	0.00	(0.01)	0.02	0.06	0.02
Tax effect	(0.07)	(0.04)	(0.09)	(0.20)	(0.19)

Non-GAAP net income (loss) per diluted share	$0.34	$0.31	$(0.07)	$0.68	$0.93

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	December 31, 2009	September 27, 2009	June 28, 2009	March 29, 2009	December 31, 2008
Cash, cash equivalents and short-term investments	$247,100	$234,540	$224,496	$200,298	$203,009
Cash, cash equivalents and short-term investments per diluted share	$7.01	$6.71	$6.53	$5.79	$5.84

Accounts receivable, net	$162,853	$123,529	$110,231	$127,984	$138,275
Days sales outstanding (DSO)	71	66	69	74	81

Inventories	$90,590	$73,858	$75,039	$92,023	$112,240
Ending inventory turns	6.7	6.2	5.5	4.7	4.0

Weeks of channel inventory:
U.S. retail channel	6.9	10.0	12.6	10.0	9.6
U.S. distribution channel	4.4	5.2	3.8	5.4	5.2
EMEA distribution channel	3.4	4.3	5.0	5.6	5.7
APAC distribution channel	3.8	5.0	4.8	5.7	6.7

Deferred revenue	$22,106	$11,355	$15,267	$19,375	$21,508

Headcount	586	574	567	568	579
Non-GAAP Diluted shares	35,271	34,948	34,399	34,602	34,780